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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): September 30,1999

                           SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)



             1-11602                                    76-0273345
      (Commission File No.)                (I.R.S. Employer Identification No.)


                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                  512/339-5020
              (Registrant's Telephone Number, Including Area Code)



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Item 5. Other Events

         On September 30, 1999, Electronic Billboard Technology, Inc., ("EBT") a wholly owned subsidiary of SI Diamond Technology, Inc. ("SI Diamond"), a Texas corporation, announced that it had entered into an Electronic Billboard Sales Agreement (the "Agreement") with Zigmond Levy ("Levy"), an individual residing in the United Kingdom. Pursuant to the Agreement, Levy has agreed to purchase at least one of EBT's electronic billboards for $89,600.

         The Agreement provides Levy with the exclusive right, for a period of six months, to sell the electronic billboards and advertising in the United Kingdom and Ireland. Upon the acceptance by EBT of a third-party order for an electronic billboard that is procured by Levy, the period of exclusivity will be extended for an additional one year period.

         EBT is entitled to 10% of the revenue generated from advertising sold by Levy on each electronic bulletin board. In the event Levy sells a bulletin board, other compensation, to be negotiated at such time, will be paid to EBT.


Item 7. Financial Statements and Exhibits.

         (c)      Exhibits:

         10.1 Electronic Billboard Sales Agreement, dated as of September 30, 1999, by and between the Registrant and Zigmond Levy.

         99.1 News Release, "EBT Announces Electronic Billboard Sales Agreement and Initial Order" October 5, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                SI DIAMOND TECHNOLOGY, INC.

October 29, 1999                                By: /s/ Douglas P. Baker
                                                   ---------------------------
                                                         Douglas P. Baker
                                                        Vice President and
                                                      Chief Financial Officer